EXHIBIT 10.5


                        THIRD AMENDMENT TO AGREEMENT FOR
                     PURCHASE AND SALE AND LEASEBACK BETWEEN
                SPI HOLDINGS, LLC AND THE SPORTS AUTHORITY, INC.

         This Third Amendment to Agreement for Purchase and Sale and Leaseback ("Amendment") is made as of August 31. 1999, by and between THE SPORTS AUTHORITY, INC, a Delaware corporation, and THE SPORTS AUTHORITY FLORIDA, INC., collectively as "Seller," and SPI HOLDINGS, LLC, a Delaware limited liability company or its nominee, as "Buyer,". Buyer and Seller have previously entered into that certain Agreement for Purchase and Sale and Leaseback dated as of May 14, 1999, as amended by that certain letter agreement dated June 14, 1999, and that certain Second Amendment to Agreement for Purchase and Sale and Leaseback dated as of July 29, 1999, (the "Second Amendment"). The Agreement for Purchase and Sale and Leaseback, as so amended, is referred to herein as the "Agreement".

         1. INCORPORATION. The terms and provisions of this Amendment are hereby incorporated by this reference in the Agreement as though fully set forth therein.

         2. DEFINITIONS. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         3. FINAL DATE FOR EXPIRATION OF APPROVAL PERIOD FOR CERTAIN BUILDINGS. Seller and Buyer agree that the date for the expiration of the Approval Period with respect to each of the Buildings located in Arrowhead, Arizona, Chula Vista, California, E. Fort Lauderdale and Fresno, California (the "Four Buildings"), shall be the later of (a) the date established for expiration of the Approval Period for such Buildings under Section 3 of the Second Amendment, or (b) September 30, 1999. In addition to the extension of the date for the expiration of the Approval Period with respect to each of the Four Buildings, Buyer shall also have until the expiration date of the extended Approval Period to provide Seller the written notifications of any unacceptable exceptions in the Title Reports and Surveys for the Chula Vista and Fresno Buildings.

         4. TIMING AND EXTENSION OF CLOSING. Subject to the satisfaction of all conditions precedent to the Closing of Escrow as set forth in the Agreement, the Closing of Escrow for the St. Petersburg and Norwalk Buildings shall occur on or before September 30, 1999. Subject to the satisfaction of all conditions precedent to the Closing of Escrow as set forth in the Agreement, the Closing of Escrow for each of the Four Buildings shall take place through up to four separate Escrows, each of which shall occur within 30 days of the date of the expiration of the Approval Period with respect to such Four Buildings, as extended by Section 3 of this Amendment (the "Extended Outside Closing Date"). At the election of Buyer, which shall be exercised at least seven


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


business days prior to the Extended Outside Closing Date, Buyer may extend such Extended Outside Closing Date by 30 days by paying an additional deposit (the "Four Buildings Extension Deposit") into Escrow. The Four Buildings Extension Deposit shall be equal to the sum of the amounts designated on EXHIBIT B to the Agreement for the Prorata Extension Deposits for the Four Buildings, if Buyer elects to extend the Extended Outside Closing Date as to all of the Four Buildings. If Buyer elects to extend the Extended Outside Closing Date for less than all of the Four Buildings, then the applicable Prorata Extension Deposit shall be paid as to each of the Four Buildings for which the Extended Outside Closing Date is extended, with each such payment to be in the respective amount shown on EXHIBIT B attached to the Agreement. The election to extend shall be effective for all of the Four Buildings, unless at the time Buyer makes the Four Buildings Extension Deposit, Buyer notifies Seller that the extension does not apply to one or more of the Four Buildings. Escrow Holder shall place the Four Buildings Extension Deposit in an interest-bearing account for the benefit of Buyer. The Four Buildings Extension Deposit, excluding the interest earned thereon, shall be included in the "Deposit" and shall be non-refundable, except as expressly provided in the Agreement with respect to the Extension Deposit. The Deposit as so increased shall be credited to the Purchase Price as to each of the Four Buildings at Closing, such credit to be in the amounts shown on EXHIBIT B (as such amounts may be adjusted pursuant to Section 11.3 of the Agreement).


         5. PHASED CLOSINGS. Subject to the provisions of Section 4 of this Amendment as to dates by which Escrow must close on the remaining Buildings,
Section 4.1 of the Agreement is deleted and it is agreed that Buyer may close Escrow on each of the remaining Buildings on separate Closing Dates.

         6. ADJUSTED RENT SCHEDULE.

                  6.1 It is agreed that the Basic Rent for each of the Buildings which Buyer purchases from Seller after the date of this Amendment shall be as set forth in the Rent Schedule attached hereto. Accordingly, Exhibit B to the Agreement is hereby amended to reflect as to each of such Buildings the Basic Rent as shown on such Rent Schedule. The net effect of the foregoing adjustments to Basic Rent shall be to increase the rent for each year during the initial Term by the amount shown on the attached Rent Schedule as the annual "Rent Adjustment" for each such Building. The foregoing adjustments shall be in effect only during the initial Term. Such adjustments shall not affect the Basic Rent during any Renewal Term, so that Basic Rent during each Renewal Term shall be in the amounts established by the Agreement prior to this Amendment.

                  6.2 If and only if Buyer closes escrow on all three of the St. Petersburg, Norwalk and E. Ft. Lauderdale Buildings, then the Leases for the Braintree, Boca Raton and Naples Buildings shall be amended effective as of September 1, 1999, to increase the Basic Rent for each such Building to the amount shown on the Rent Schedule attached


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

hereto. Such adjustments shall be in effect only during the initial Term and shall not affect the Basic Rent during any Renewal Term. Basic Rent during each Renewal Term shall be in the amounts established by the Lease prior to such amendment. By way of example, Exhibit B to the Lease for Braintree would be amended as shown on the mark-up of said Exhibit B attached hereto. If Buyer closes escrow on all three of the St. Petersburg, Norwalk and E. Ft. Lauderdale Buildings, concurrent with or promptly after the close of escrow of the last of the three such Buildings (the "Third Closing Date"), Buyer shall deliver to Seller amendments to each of the Leases for the Braintree, Boca Raton and Naples Buildings, executed in duplicate by the respective Landlords of such Buildings. Promptly upon receipt of such amendments, Seller shall cause the amendments to be executed by The Sports Authority Florida, Inc. or The Sports Authority, Inc., as applicable, and return to Buyer one fully executed original of each amendment. Each of the lease amendments shall be in the form attached as Exhibit X hereto, modified to reflect the correct Landlord as to each of the three Buildings. As such rental increase shall be effective as of September 1, 1999, within 15 days after the Third Closing Date, Seller shall pay to the respective landlords under the three Leases, the amount of the increase in Basic Rent for the period commencing September 1, 1999 through the last day of the month in which the Third Closing Date occurs, and all subsequent payments of Basic Rent during the initial Term shall reflect such increases in Basic Rent.

         7. MATERIAL ADVERSE CHANGE. In consideration for Seller entering into this Amendment, Buyer agrees that from the date of the Agreement through the date of this Amendment, there has not occurred a material adverse change in the financial condition of Seller. The text of Section 9.1.6 shall be amended to read in full: "There shall not have occurred a material adverse change in the financial condition of Seller after the date of the Third Amendment to this Agreement."

         8. CONFLICTS. In the event of any conflict between the terms and provisions of this Amendment and those of the Agreement, the terms and provisions of this Amendment shall control.

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



         9. EFFECT. Except as modified hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

"SELLER"                            "BUYER"

THE SPORTS AUTHORITY, INC.,         SPI HOLDING, LLC
a Delaware corporation              a Delaware limited liability company

         By:__________________
         Name:________________      By
         Title:_______________        ----------------------------------
                                      Dennis J. Wong, Manager

THE SPORTS AUTHORITY FLORIDA,
INC.,  a Florida corporation

         By:_________________
         Name:_______________
         Title:______________

SPI Sports Authority: 1999 Purchase Transaction:
Docs: 3rd Amdt PSA v.5 7522.10

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

                                               TSA
                                     ADJUSTED RENT SCHEDULE

------------------------------------------------------------------------------------------------------------------------
PROPERTY              ORIGINAL TOTAL RENT    RENT ADJUSTMENT    NEW TOTAL RENT        ORIGINAL RENT      NEW RENT PER SF
                                                                                         PER SF
------------------------------------------------------------------------------------------------------------------------
Arrowhead                 $407,000.00          $40,700.00         $447,700.00           $10.00            $11.00
Chula  Vista              $533,724.00          $44,477.00         $578,201.00           $12.00            $13.00
Fresno                    $512,076.00          $42,673.00         $554,749.00           $12.00            $13.00
Boca Raton                $647,640.00          $75,558.00         $723,198.00           $15.00            $16.75
E. Ft. Lauderdale         $424,295.00          $84,858.90         $509,153.40            $8.50            $10.20
Naples                    $559,325.00          $61,525.75         $620,850.75           $13.00            $14.43
St. Petersburg            $425,000.00          $42,500.00         $467,500.00           $10.00            $11.00
Norwalk                   $865,538.00          $56,203.75         $921,741.50           $19.25            $20.50
Braintree                 $859,160.00          $42,958.00         $902,118.00           $20.00            $21.00

   TOTAL                $5,233,758.00         $491,454.40       $5,725,211.65                             $14.54

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
BRAINTREE

                                    EXHIBIT B

                             BASIC RENT DURING TERM
                                AND RENEWAL TERMS

         1. Basic Rent for the first five (5) years (the first 60 full calendar months) of the initial Term shall be at the annual rate of $859,160 [REVISED TO $902,118.00], in monthly installments of $71,596.67 [REVISED TO $75,176.50]
each. If the first month of the Term is a partial month, the monthly installment shall be prorated on the basis of the number of days in such month.

         2. Basic Rent for years six (6) through ten (10) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year five
(5), or (y) $945,076.00[REVISED TO $988,034.00], payable in equal monthly installments.

         3. Basic Rent for years eleven (11) through fifteen (15) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year ten (10), or (y) $1,039,583.60[REVISED TO $1,082,541.60], payable in equal monthly installments.

         4. Basic Rent for years sixteen (16) through twenty (20) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year fifteen (15), or (y) $1,143,541.90[REVISED TO $1,186,499.90], payable in equal monthly installments.

         5. Basic Rent for the first Renewal Term shall be at the annual rate of $1,286,484.60, in monthly installments of $107,207.05, each.

         6. Basic Rent for the second Renewal Term shall be at the annual rate of $1,447,295.10, in monthly installments of $120,607.92, each.

         7. Basic Rent for the third Renewal Term shall be at the annual rate of $1,628,206.90, in monthly installments of $135,683.90, each.

         8. Basic Rent for the fourth Renewal Term shall be at the annual rate of $1,831,732.70, in monthly installments of $152,644.39, each.

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

ADJUSTED RENTAL shall mean an amount equal to the product of (a) the Basic Rent in effect immediately prior to the date of the adjustment, and (b) 2.5 times the CPI Fraction. Computation of Adjusted Rental shall be made as soon as practicable after the CPI for the applicable period is published or otherwise made available, and Landlord shall give Tenant notice of the applicable adjustment in Basic Rent.

The CPI FRACTION shall be determined as follows: Landlord, in its sole discretion shall select any two years of the previous five year period for purposes of identifying the percentage increase in the CPI, and the amount so determined shall be divided by two and then multiplied by five. For example, if the CPI increases by 1% in each of the first two years of the five year period, decreases by 1% in the third year, and increases by 1.25% in year four and by 1.75% in year five, Landlord would select years four and five and the CPI Fraction would therefore be 7.5% (1.25% +1.75% =3%; 3% divided by 2 = 1.5%; 1.5% x 5 = 7.5%).

The CPI shall mean the "Consumer Price Index" each year for the month in which the Commencement Date occurs as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-84=100), U.S. City Average, or any successor index thereof. The percentage increase in the CPI shall be computed on an annual basis from year to year for purposes of determining the CPI Factor. If the CPI is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI figure is called for herein, it shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the U. S. Department of Labor, Bureau of Labor Statistics, or if not published by said organization, as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published on a monthly basis, then the most recent month to the month in which the Commencement Date occurs for which the CPI is published shall be used in lieu of such specified month. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI.

                                   EXHIBIT X

                                 LEASE AMENDMENT

         THIS LEASE AMENDMENT ("Amendment") dated as of , 1999, is entered into by and between TSA/SPI BOCA RATON, LLC, a Florida limited liability company, as landlord ("Landlord") and THE SPORTS AUTHORITY FLORIDA, INC. a Florida corporation, as tenant("Tenant").

                                    RECITALS

         A. Landlord and Tenant have entered into that certain Lease Agreement, dated on or about August 12, 1999 (the "Lease") pursuant to which Landlord has leased to Tenant and Tenant has leased from Landlord that certain real property more particularly described in Exhibit A of the Lease.

         B. Landlord and Tenant desire to amend the Lease in certain respects, as set forth below.

         NOW, THEREFORE, for mutual consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

                                    AGREEMENT

         1. BASIC RENT. Effective as of September 1, 1999, Exhibit B of the Lease is hereby deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein. Pursuant to separate agreement, the increase in Basic Rent accruing from September 1, 1999 through the end of the month in which this Amendment is executed shall be paid by Tenant within 15 days of the date of this Amendment.

         2. MISCELLANEOUS.

                  2.1. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

                  2.2. Except as amended or modified herein, all the terms of the Lease shall remain in full force and effect and shall apply with the same force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                           LANDLORD:

                           SPI/TSA BOCA RATON, LLC

                           a Florida limited liability company

Witness: ________________  By__________________________________________
                             Richard D. Squires, Manager

Witness: ________________  By__________________________________________

                           TENANT:
                           THE SPORTS AUTHORITY FLORIDA, INC.,
                           a Florida corporation

Witness: ________________  By:__________________________________________
                              Name:_____________________________________
                              Title:____________________________________


Witness: ________________  By:__________________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                   SCHEDULE A

                                    EXHIBIT B

                             BASIC RENT DURING TERM
                                AND RENEWAL TERMS

         1. Basic Rent for the first five (5) years (the first 60 full calendar months) of the initial Term shall be at the annual rate of $723,198.00, in monthly installments of $60,266.50 each. If the first month of the Term is a partial month, the monthly installment shall be prorated on the basis of the number of days in such month.

         2. Basic Rent for years six (6) through ten (10) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year five
(5), or (y) $787,962.00, payable in equal monthly installments.

         3. Basic Rent for years eleven (11) through fifteen (15) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year ten (10), or (y) $859,202.40, payable in equal monthly installments.

         4. Basic Rent for years sixteen (16) through twenty (20) of the initial Term shall be at an annual rate equal to the lesser of (x) the Adjusted Rental (as defined below), but in no event less than the Basic Rent in effect in year fifteen (15), or (y) $937,566.84, payable in equal monthly installments.

         5. Basic Rent for the first Renewal Term shall be at the annual rate of $969,759.95, in monthly installments of $80,813.33, each.

         6. Basic Rent for the second Renewal Term shall be at the annual rate of $1,090,979.94 in monthly installments of $90,915.00 each.

         7. Basic Rent for the third Renewal Term shall be at the annual rate of $1,227,352.43, in monthly installments of $102,279.37, each.

         8. Basic Rent for the fourth Renewal Term shall be at the annual rate of $1,380,771.48, in monthly installments of $115,064.29, each.

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

ADJUSTED RENTAL shall mean an amount equal to the product of (a) the Basic Rent in effect immediately prior to the date of the adjustment, and (b) 2.5 times the CPI Fraction. Computation of Adjusted Rental shall be made as soon as practicable after the CPI for the applicable period is published or otherwise made available, and Landlord shall give Tenant notice of the applicable adjustment in Basic Rent.

The CPI FRACTION shall be determined as follows: Landlord, in its sole discretion shall select any two years of the previous five year period for purposes of identifying the percentage increase in the CPI, and the amount so determined shall be divided by two and then multiplied by five. For example, if the CPI increases by 1% in each of the first two years of the five year period, decreases by 1% in the third year, and increases by 1.25% in year four and by 1.75% in year five, Landlord would select years four and five and the CPI Fraction would therefore be 7.5% (1.25% +1.75% =3%; 3% divided by 2 = 1.5%; 1.5% x 5 = 7.5%).

The CPI shall mean the "Consumer Price Index" each year for the month in which the Commencement Date occurs as published by the Bureau of Labor Statistics of the United States Department of Labor (1982-84=100), U.S. City Average, or any successor index thereof. The percentage increase in the CPI shall be computed on an annual basis from year to year for purposes of determining the CPI Factor. If the CPI is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI figure is called for herein, it shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the U. S. Department of Labor, Bureau of Labor Statistics, or if not published by said organization, as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published on a monthly basis, then the most recent month to the month in which the Commencement Date occurs for which the CPI is published shall be used in lieu of such specified month. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI.

                                       4